P.O. Box 12077            D   E   V   L   I   N       Tel: (604) 684-2550
Suite 2550
555 West Hastings St.     J   E   N   S   E   N       Fax: (604) 684-0916
Vancouver, B.C.
Canada V6B 4N5          Barristers and Solicitors
                                        Email:  mshannon@devlinjensen.com
                             _______________



File No.:  3151

March 14, 2003


Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C.
20009

Attention:  To whom it may concern

Dear Sirs:

RE:  HEMPTOWN CLOTHING INC. (THE "COMPANY")
     REGISTRATION STATEMENT ON FORM SB-2
     LEGAL OPINION

1.   Scope of Review
     ---------------

1.1 This opinion is furnished to you in connection with the preparation and filing by the Company of a registration statement (the "Registration Statement") on Form SB-2, under the Securities Act of 1933, as amended, relating to the offer and sale by certain security holders of the Company of 5,801,530 shares of common stock, 919,000 shares of common stock issuable upon the exercise of outstanding stock options, 200,000 shares of common stock issuable upon the exercise of outstanding warrants, 150,000 shares of common stock issuable upon the exercise of outstanding warrant units, 900,000 shares of common stock issuable upon the exercise of warrant units that have been allotted but not issued as they have not been earned at this time, and 1,050,000 shares of common stock issuable upon the exercise of piggyback warrants which will be issued if the warrant units, of which 150,000 have been issued and 900,000 which have been allotted but not issued, are exercised.

1.2 For the purposes of giving this opinion we have examined and reviewed the following;

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     (a)  the subscription agreements for shares of common stock in the capital of the Company;

     (b) the directors' resolutions accepting the subscriptions and authorizing the issuance of shares to the subscribers;

     (c)  the register of shareholders in the Company's minute book;

     (d)  the share certificates issued by the Company;

     (e) the directors' resolutions authorizing the granting of stock options;

     (f) the directors' resolutions accepting certain subscriptions and authorizing the issuance of warrants and certain warrant units along with the directors' resolutions authorizing the allotment of certain warrant units;

     (g)  the directors' resolution canceling certain stock options;

     (h) the representation letter with respect to the relationship between each subscriber and the Company.

     (collectively, the "Documents").

1.3 We have acted as counsel for the Company in connection with the preparation and filing by the Company of the Registration Statement.


2.   Definitions
     -----------

2.1 "Subscribers" - means those individuals who have purchased securities of the Company.

2.2 "Subscription Agreements" - means the contracts entered into by each subscriber for securities of the Company.


3.   Legal System
     ------------

3.1 The scope of our review is restricted to and this opinion is rendered solely with respect to the laws of the Province of British Columbia and the federal laws of Canada having application therein as of the date hereof.


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4.   Reliance and Assumptions
     ------------------------

4.1 In the examination and consideration of the documents required to deliver this opinion, we have assumed the genuineness of all signatures thereto, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as photostated, telecopied or certified copies.

4.2 We have relied upon the material representations and warranties of the Subscribers for the Company's securities set forth in their respective Subscription Agreements and we have assumed that the Subscribers are purchasing securities for the purchase price set forth in the Subscription Agreements. We have further assumed that such Subscribers are resident in their respective jurisdictions shown as the address of the respective Subscribers in their respective Subscription Agreements.

4.3 We have relied upon the Subscription Agreements and the Subscribers' and the Company's representations that the Subscribers are eligible investors and that the method and order of subscription was such as to constitute an exemption from prospectus requirements in British Columbia.


5.   Opinion
     -------

Based upon the foregoing, and subject to the qualifications hereinafter set forth, we are of the opinion that:

5.1 The Company has an authorized capital of 100,000,000 shares of common stock without par value.

5.2 Currently, the Company has the following securities issued and outstanding:

     (i)  11,634,535 shares of common stock of the Company;

     (ii) 919,000 stock options. 887,000 of the 919,000 outstanding stock options were granted by the Company on November 23, 2001 subject to the following vesting provisions: (a) the vesting period begins on June 1, 2002; (b) on June 1, 2002, 1/12 of the stock options issued will vest; and (c) an additional 1/12 of the stock options will vest on the first day of each subsequent month. An additional 80,000 stock options were granted by the Company on May 23, 2002, of which 100% of these stock options vest on March 8, 2003, and expire on March 23, 2003. On February 13, 2003, 48,000 of 50,000 stock options that were granted on November 23, 2001 to a certain individual were cancelled by the Company, and therefore, the total amount of outstanding stock options was reduced from 967,000 to 919,000;

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    (iii) 200,000 warrants whereby each warrant entitles the holder to purchase one share of common stock of the Company at an exercise price of US$0.25; and

     (iv) 150,000 warrant units whereby each warrant unit consists of a right to purchase one share of common stock of the Company at an exercise price of US$2.00 per share plus one piggyback warrant to be issued for each warrant unit that is exercised. Each piggyback warrant consists of a right to purchase one share of common stock of the Company at an exercise price of US$4.00 per share. The warrant unit holder has until September 18, 2005 to exercise the warrant units and 1 year from the exercise of the warrant units to exercise the piggyback warrants.

5.3 The Company has allotted but not issued 900,000 warrant units, as they have not been earned at this time, and 900,000 piggyback warrants. The warrant units may be earned by certain lenders under certain loan arrangements whereby for every US$2.00 lent to the Company by one of the lenders, that certain lender will receive one warrant unit. In accordance with the terms of the loan arrangements, the Company has the right to refuse to accept any loans from either lender. Each warrant unit consists of a right to purchase one share of common stock of the Company at an exercise price of US$2.00 per share plus one piggyback warrant to be issued for each warrant unit that is exercised. Each piggyback warrant consists of a right to purchase one share of common stock of the Company at an exercise price of US$4.00 per share. The warrant unit holder has 3 years from the date of issue to exercise the warrant unit and 1 year from the exercise of the warrant units to exercise the piggyback warrants. The date of issue of the warrant units, if any, will be August 20, 2004.

5.4 The issued and outstanding shares of common stock of the Company have been duly and validly issued and are fully paid and non-assessable.

5.5 The shares of common stock of the Company, when issued in accordance with the terms of the outstanding stock options, will be duly and validly issued and will be fully paid and non-assessable shares of common stock of the Company.

5.6 The shares of common stock of the Company, when issued in accordance with the terms of the outstanding warrants, will be duly and validly issued and will be fully paid and non-assessable shares of common stock of the Company.

5.7 The shares of common stock of the Company, when issued in accordance with the terms of the outstanding warrant units and the piggyback warrants upon the exercise of the warrant units, will be duly and validly issued and will be fully paid and non-assessable shares of common stock of the Company.

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5.8  If the warrant units which have been allotted but not issued are earned by the certain lenders, then the shares of common stock of the Company when issued in accordance with the terms of the warrant units and the piggyback warrants upon the exercise of the warrant units, will be duly and validly issued and will be fully paid and non-assessable shares of common stock of the Company.

5.9 The issued and outstanding shares of common stock of the Company have not been registered under the Securities Act of 1933.

5.10 Registration of the issued and outstanding shares was not necessary at the time of issuance as the Company's shares were issued under exemptions from prospectus requirements in British Columbia.

5.11 The shares issued by the Company may not be traded in British Columbia except as permitted by the Securities Act (British
     Columbia) and regulations made thereunder.

5.12 The shares issued by the Company are not registered under the United States Securities Act of 1933, as amended (the "U.S. Securities Act"), and may not be acquired by or purchased by, or on behalf of, any U.S. person unless registered under the U.S. Securities Act or pursuant to an applicable exemption from registration under the U.S. Securities Act.

6.   Qualifications
     --------------

The opinions expressed herein are subject to the following qualifications:

6.1 No opinion is expressed as to any other facts other than the number and validity of the issuance of the outstanding shares, stock options, warrants and warrant units in the common stock of the Company and the registration of the outstanding shares and shares underlying the outstanding stock options, warrants and warrant units.

6.2 No opinion is expressed as to the validity of issuance or transferability of the shares of the Company issued to persons other than British Columbia residents.

6.3 No opinion is expressed as to any laws, or matters governed by any laws, other than the laws of the Province of British Columbia.

7.   Consent
     -------

7.1 We hereby consent to be named in the Registration Statement as lawyers under the caption "Legal Matters."

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7.2  We hereby consent to the filing of a copy of this opinion as an exhibit to the Registration Statement.


Yours truly,

"Devlin Jensen"
DEVLIN JENSEN